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Analyst Contacts:    Diane Vento                News Release
+1 713-232-8015

Bradley Alexander
+1 713-232-7515

Media Contact:    Pam Easton
+1 713-232-7647

TRANSOCEAN PARTNERS LLC REPORTS SECOND QUARTER 2015 RESULTS

•	Revenues were $161 million, up from $140 million in the first quarter of 2015;

•	Operating and maintenance expenses were $60 million, compared with $58 million in the prior quarter;

•	Adjusted net income was $35 million, or $0.51 per unit, compared with $28 million, or $0.41 per unit in the previous quarter;

•
Net income attributable to controlling interest was $35 million, or $0.51 per unit, compared with a net loss attributable to controlling interest of $6 million, or $0.09 per unit, in the previous quarter;

•	The Annual Effective Tax Rate(1) was 5.8 percent, down sequentially from 6.4 percent;

•	Distributable cash flow attributable to controlling interest unitholders was $39 million, compared with $32 million in the first quarter of 2015;

•	A quarterly distribution of $0.3625 per unit has been declared;

•	Fleet revenue efficiency(2) was 103 percent, compared with 98 percent in the previous quarter; and

•	Fleet utilization(3) was 100 percent, compared with 93 percent in the first quarter of 2015.

ABERDEEN, SCOTLAND-August 6, 2015-Transocean Partners LLC (NYSE: RIGP) today reported net income attributable to controlling interest for the three months ended June 30, 2015 of $35 million, or $0.51 per unit.
For the three months ended June 30, 2014, Transocean Partners LLC Predecessor’s (“Predecessor”)(4) net income was $50 million.
Revenues for the three months ended June 30, 2015 increased $21 million sequentially to $161 million due to higher revenue efficiency on the entire fleet, and higher utilization and dayrates primarily on the Discoverer Inspiration.

Operating and maintenance expenses increased $2 million sequentially to $60 million due mainly to an increase in maintenance expenses partly offset by lower personnel costs.
General and administrative expenses increased $1 million sequentially to $6 million.
The company’s second quarter Effective Tax Rate (5) increased to 5.8 percent, from (55.7) percent in the first quarter of 2015, which included a loss on the impairment of goodwill. The second quarter Annual Effective Tax Rate was 5.8 percent, compared with 6.4 percent in the previous quarter. The decrease was due primarily to an increase in adjusted income before taxes.
Distributable cash flow attributable to controlling interest unitholders was $39 million for the second quarter of 2015, compared with $32 million in the prior quarter. A quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared for the three months ended June 30, 2015.
Non-GAAP Financial Measures

Distributable cash flow and adjusted net income are non-GAAP financial measures; reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in the accompanying schedules and are displayed in quantitative schedules on the company’s website at: www.transoceanpartners.com.
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the distribution and timing of distribution payments, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other factors discussed in Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2014 and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

Conference Call Information

Transocean Partners will conduct a teleconference starting at 11:00 a.m. EDT, 4:00 p.m. p.m. BST, on Friday, August 7, 2015, to discuss the period’s results. To participate, dial +1 913-312-0398 and refer to confirmation code 2612062 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations." Supplemental materials that may be referenced during the teleconference will be posted to the website and can be found by selecting "Investor Relations/Financial Reports."
A replay of the conference call will be available after 2:00 p.m. EDT, 7:00 p.m. BST, on August 7, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 2612062. The replay will also be available on the company’s website.
About Transocean Partners
Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.
For more information about Transocean Partners, please visit: www.transoceanpartners.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.
(4) The Predecessor represents 100 percent of the combined results of operations, assets and liabilities of the drilling units in the fleet prior to completion of the Transocean Partners LLC IPO on August 5, 2014. Transocean Partners consolidated statements of operations for the three and six months ended June 30, 2014 consists of the combined results of operations of the Predecessor. For more information associated with the financial statement presentation, please refer to the Transocean Partners’ quarterly report on Form 10-Q for the period ended June 30, 2015 and other filings with the SEC.

(5) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Operating revenues
Contract drilling revenues	$157	$142	$293	$288
Other revenues	4	3	8	5
	161	145	301	293
Costs and expenses
Operating and maintenance	60	69	118	130
Depreciation	17	17	34	33
General and administrative	6	4	11	6
	83	90	163	169
Loss on impairment	–	–	(67)	–
Loss on disposal of assets, net	(1)	–	(1)	–
Operating income	77	55	70	124

Interest income	1	1	2	1
Interest expense	(1)	–	(1)	–
Income before income tax expense	77	56	71	125
Income tax expense	4	6	8	12

Net income	73	$50	63	$113
Net income attributable to noncontrolling interest	38		34
Net income attributable to controlling interest	$35		$29

Earnings per unit–basic
Earnings per common unit	$0.51		$0.43
Earnings per subordinated unit	$0.51		$0.43

Earnings per unit–diluted
Earnings per common unit	$0.51		$0.43
Earnings per subordinated unit	$0.51		$0.43

Weighted-average units outstanding–basic
Common units	41		41
Subordinated units	28		28

Weighted-average units outstanding–diluted
Common units	41		41
Subordinated units	28		28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except unit data)
(Unaudited)

	June 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$177	$86
Accounts receivable	115	112
Accounts receivable from affiliates	3	28
Materials and supplies, net of allowance for obsolescence of $4 and $3 at June 30, 2015 and December 31, 2014, respectively	38	41
Deferred income taxes, net	9	8
Prepaid assets	10	6
Total current assets	352	281

Property and equipment	2,302	2,302
Less accumulated depreciation	(370)	(336)
Property and equipment, net	1,932	1,966
Goodwill	289	356
Deferred income taxes, net	4	7
Other assets	19	22
Total assets	$2,596	$2,632

Liabilities and equity
Accounts payable to affiliates	$67	$76
Debt due to affiliates within one year	43	43
Deferred revenues	17	18
Other current liabilities	2	1
Total current liabilities	129	138

Long-term tax liability	3	1
Deferred revenues	7	13
Drilling contract intangible liability	21	29
Total long-term liabilities	31	43

Commitments and contingencies

Common units, 41,379,310 authorized, issued and outstanding at June 30, 2015 and December 31, 2014	841	847
Subordinated units, 27,586,207 authorized, issued and outstanding at June 30, 2015 and December 31, 2014	561	564
Total members’ equity	1,402	1,411
Noncontrolling interest	1,034	1,040
Total equity	2,436	2,451
Total liabilities and equity	$2,596	$2,632

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Cash flows from operating activities
Net income (loss)	$73	$50	$63	$113
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(3)	(4)	(7)	(8)
Depreciation	17	17	34	33
Patent royalties expense	7	–	12	–
Loss on impairment	–	–	67	–
Deferred income taxes	1	6	2	11
Other, net	(1)	–	–	–
Changes in deferred revenues, net	(2)	(10)	(7)	(20)
Changes in deferred costs, net	2	(2)	–	(1)
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable, net	(2)	(14)	1	(15)
Increase in other current assets, net	(5)	(9)	(1)	(10)
Increase (decrease) in current liabilities, net	(1)	–	1	–
Increase (decrease) in balances due to affiliates, net	(29)	–	11	–
Increase (decrease) in income tax liability, net	(1)	–	1	1
Net cash provided by operating activities	56	34	177	104

Cash flows from investing activities
Payments to affiliates for capital expenditures	(7)	(1)	(10)	(2)
Proceeds from affiliates for disposal of assets, net	4	–	4	–
Net cash used in investing activities	(3)	(1)	(6)	(2)

Cash flows from financing activities
Proceeds from affiliates for indemnification	–	–	10	–
Distributions of available cash to unitholders	(25)	–	(50)	–
Distributions to holder of noncontrolling interests	(15)	–	(40)	–
Distributions to Predecessor parent, net	–	(33)	–	(102)
Net cash used in financing activities	(40)	(33)	(80)	(102)

Net increase in cash and cash equivalents	13	–	91	–
Cash and cash equivalents at beginning of period	164	–	86	–
Cash and cash equivalents at end of period	$177	$–	$177	$–

Transocean Partners LLC and Subsidiaries
Revenue Efficiency(1)
Trailing Five Quarters and Historical Data

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014	FY 2014	FY 2013
Discoverer Clear Leader	99.2%	95.2%	93.9%	77.0%	86.9%	88.8%	77.1%
Discoverer Inspiration	101.4%	99.1%	98.7%	93.2%	99.3%	97.4%	93.2%
Development Driller III	108.0%	99.5%	95.3%	98.4%	99.5%	98.3%	89.9%
Total fleet	102.5%	97.7%	96.1%	88.8%	94.8%	94.6%	86.3%

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Income (loss) before income taxes	$77	$(6)	$56	$71	$125
Add back (subtract):
Loss on impairment of goodwill	–	67	–	67	–
Adjusted income before income taxes	$77	$61	$56	$138	$125
Income tax (benefit) expense	4	4	6	8	12
Add back (subtract):
Changes in estimates (1)	–	–	–	–	–
Adjusted income tax expense	$4	$4	$6	$8	$12

Effective Tax Rate (2)	5.8%	-55.7%	9.9%	12.0%	9.2%

Annual Effective Tax Rate (3)	5.8%	6.4%	9.7%	6.2%	9.1%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2) Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
(3) Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Distributable Cash Flow
(in US$ millions, except coverage ratio)

	Three months ended				Trailing 12 months	Year ended 12/31/14
	06/30/15	03/31/15	12/31/14	09/30/14

Net income (loss)	73	(10)	45	57	165	215
Plus:
Income tax expense	4	4	4	4	16	20
Interest income	(1)	(1)	–	(1)	(3)	(2)
Interest expense	1	–	–	–	1	–
Depreciation expense	17	17	17	16	67	66

EBITDA	94	10	66	76	246	299
Plus:
Amortization of prior certification costs and license fees	–	1	–	1	2	2
Non-cash recognition of royalty fees	7	5	4	3	19	7
Loss on impairment of goodwill	–	67	–	–	67	–
Less:
Amortization of drilling contract intangible	3	4	3	4	14	15
Amortization of pre-operating revenues	4	7	7	9	27	36

Adjusted EBITDA	94	72	60	67	293	257
Plus:
Planned out-of-service operating and maintenance expense	3	2	6	–	11	6
Claims for indemnification of lost revenues	–	–	10	9	19	19
Cash proceeds from pre-operating revenues associated with long-term receivables	3	6	5	7	21	26
Less:
Estimated maintenance and replacement capital expenditures	17	16	17	18	68	69
Cash interest income, net	(1)	(1)	–	(1)	(3)	(2)
Cash income taxes	4	1	–	1	6	2

Distributable Cash Flow	80	64	64	65	273	239
Distributable cash flow attributable to the Predecessor	–	–	–	21	21	131
Distributable cash flow attributable to noncontrolling interest	41	32	35	22	130	57
Distributable cash flow attributable to controlling interest	$39	$32	$29	$22	$122	$51

Aggregate declared distribution to unitholders	$25	$25	$25	$15	$90	$40

Distribution coverage ratio	1.56x	1.27x	1.16x	1.47x	1.36x	1.28x

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Unit
(in US$ millions, except per unit data)

	YTD 06/30/15	QTD 06/30/15	QTD 03/31/15

Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$29	$35	$(6)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	34	–	34
Discrete tax items and other, net	–	–	–
Net income, as adjusted	$63	$35	$28

Adjusted Diluted Earnings Per Unit:
Diluted earnings (loss) per unit, as reported	$0.43	$0.51	$(0.09)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	0.49	–	0.50
Discrete tax items and other, net	–	–	–
Diluted earnings per unit, as adjusted	$0.92	$0.51	$0.41

	YTD 06/30/14	QTD 06/30/14	QTD 03/31/14

Adjusted Net Income	(a)	(a)	(a)
Net income attributable to controlling interest, as reported	$–	$–	$–
Add back (subtract):
Discrete tax items and other, net	–	–	–
Net income, as adjusted	$–	$–	$–

Adjusted Diluted Earnings Per Unit:
Diluted earnings per unit, as reported	$–	$–	$–
Add back (subtract):
Discrete tax items and other, net	–	–	–
Diluted earnings per unit, as adjusted	$–	$–	$–
_________________________________________________________
(a) We have not presented adjusted net income attributable to controlling interest since the Predecessor did not have controlling and noncontrolling interest. Additionally, the Predecessor did not have unitholders and did not calculate earnings per unit. See "Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 2—Significant Accounting Policies—Presentation," in our quarterly report on Form 10-Q for the three months ended June 30, 2015.